SCHEDULE 14C INFORMATION

                              Information Statement

                        Pursuant to Section 14 (c) of the Securities Exchange
                 Act of 1934 (Amendment No.)

Check the appropriate box:

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[X] Preliminary Information Statement     [ ] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14c-5 (d)(2))

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[ ]  Definitive Information Statement

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                              I-INCUBATOR.COM, INC.
                  (Name of Registrant As Specified In Charter)

                              --------------------

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

          1)   Title of each class of securities to which transaction applies:

          2)   Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          4)   Proposed maximum aggregate value of transaction:

          5)   Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No:

     3)   Filing Party:

     4)   Date Filed:

                 THIS INFORMATION STATEMENT IS BEING PROVIDED TO
                  YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY

                              I-INCUBATOR.COM, INC.
                         1221 Brickell Avenue, Suite 900

                              Miami, Florida 33131

                              INFORMATION STATEMENT

                                  (Preliminary)
                               February ___, 2002

                               GENERAL INFORMATION

     This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $.0001 per share (the "Common Stock"), of I-incubator.com, Inc., a Florida Corporation (the "Company"), to notify such Stockholders that on or about February 22, 2002, the Company received written consents in lieu of a meeting of Stockholders from holders of 32,979,582 shares representing approximately 72.06% of the 46,068,922 shares of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") approving the Amendment to the and Restated Articles of Incorporation of the Company (the "Amendment"), pursuant to which: (a) the Company will increase the authorized shares of Common Stock of the Company from 50,000,000 shares to 2,000,000,000 shares, and (b) the Company will authorize 10,000,000 shares of "blank check" preferred stock, par value $0.0001 per share (collectively the "Stockholder Matters").

         On February 22, 2002, the Board of Directors of the Company approved the Amendment, subject to Stockholder approval. The Majority Stockholders approved the Amendment by written consent in lieu of a meeting on February 22, 2002 in accordance with the Florida Business Corporation Act ("FBCA"). Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendments.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

     The Amendment to the Company's Articles of Incorporation will increase the number of authorized shares of Common Stock from 50,000,000 to 2,000,000,000 shares. The form of Amendment to the Articles of Incorporation that will be filed with the Florida Secretary of State is attached hereto as Exhibit A.

         The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on February 22, 2002, as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

         You are being provided with this Information Statement pursuant to
Section 14(c) of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Florida or become effective until at least 20 calendar days after the mailing of this Information Statement.

         This Information Statement is being mailed on or about February __, 2002 to all Stockholders of record as of the Record Date.

                             ADDITIONAL INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

         The following documents as filed with the Commission by the Company are incorporated herein by reference:

     (1) Amended Quarterly Reports on Form 10-QSB for the quarters ended September 30, 2001; and

     (2) Annual Report on Form 10-KSB for the year ended December 30, 2000.

                          OUTSTANDING VOTING SECURITIES

         As of the date of the Consent by the Majority Stockholders, February 22, 2002 the Company had 46,068,922 shares of Common Stock issued and outstanding, and there were no shares of Preferred Stock authorized. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

         On February 22, 2002 the holders of 32,979,582 shares (or approximately 72.06% of the 46,068,922 shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the Amendment. Since the Amendment has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

         The FBCA provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following information table sets forth certain information regarding the Company's common stock owned on February 22, 2002 by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names and Address of
Directors, Officers and                            Shares Owned %
 Stockholders (1)                                    Number             Percent
   ---------------                                     ------             -------
Jamee Kalimi
President                                               225,000             .48%
and Director

Michael D. Farkas (2)                                32,979,582           71.58%
Director

Rebecca J. Farkas (3)                                32,979,582           71.58%

All officers and directors                           33,204,582           72.06%
as a group (2 persons)


(1) The address of each person listed in the above table is c/o i-Incubator.com, Inc, 1221 Brickell Avenue, Suite 900, Miami Florida 33131

(2) Includes 9,463,305 shares owned by Atlas Equity Group, Inc., of which Michael D. Farkas is the President and sole shareholder, 17,388,757 owned by Mr. Farkas' wife Rebecca Farkas, 75,000 personally owned by Mr. Farkas, 3,538,520 owned by The Farkas Group, Inc., of which Michael D. Farkas is the President and sole shareholder, and 2,514,000 owned by GSM Communications, Inc., of which Michael D. Farkas is the President and sole shareholder.

(3) Includes 9,463,305 shares owned by Atlas Equity Group, Inc., of which Rebecca Farkas' husband, Michael D. Farkas is the President and sole shareholder, 17,388,757 personally owned by Ms. Farkas', 75,000 personally owned by Mr. Farkas, 3,538,520 owned by The Farkas Group, Inc., of which Michael D. Farkas is the President and sole shareholder, and 2,514,000 owned by GSM Communications, Inc., of which Michael D. Farkas is the President and sole shareholder.

                         DISSENTER'S RIGHTS OF APPRAISAL

     The Stockholders have no right under the FBCA, the Company's Articles of Incorporation or By-Laws to dissent from any of the provisions adopted in the Amendment.

             AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO
                        INCREASE THE AUTHORIZED NUMBER OF
               SHARES OF COMMON STOCK AND TO AUTHORIZE 10,000,000
                    SHARES OF "BLANK CHECK" PREFERRED STOCK,
                           PAR VALUE $.001 PER SHARE.

         The Company's Articles of Incorporation, as amended (the "Articles of Incorporation") authorizes the issuance of 50,000,000 shares of Common Stock, $.0001 par value, and 10,000,000 of Preferred Stock. On February 22, 2002, the Board of Directors approved an amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 2,000,000,000. On February 22, 2002, the holders of over a majority of the outstanding shares of Common Stock approved the amendment by written consent.

     The general purpose and effect of the amendment to the Company's Articles of Incorporation is to authorize 2,000,000,000 shares of Common Stock and 10,000,000 shares of blank check preferred stock (the "Preferred Stock"). The Preferred Stock may be issued from time to time in one or more series. Under the Amendment, the Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

         The Board of Directors believes that it is prudent to have the additional shares of Common Stock and Preferred Stock available for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options.

         Except in connection with the reserved shares described above, the Company currently has no arrangements or understandings for the issuance of additional shares of Common Stock or Preferred Stock, although opportunities for acquisitions and equity financings could arise at any time. If the Board of Directors deems it to be in the best interests of the Company and the Stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

         The increase in the authorized number of shares of Common Stock could have an anti-takeover effect. If the Company's Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

                          EFFECTIVE DATE OF AMENDMENTS

     Pursuant to Rule 14c-2 under the Exchange Act, the filing of the Amendment to the Articles of Incorporation with the Florida Secretary of State or the effective date of such filing, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on March ___, 2002.

                                    By Order of the Board of Directors

                                    /s/ Jamee Kalimi
                                    ------------------------------------------
                                        Jamee Kalimi
                                        President and Director

                                    Exhibit A

                            ARTICLES OF AMENDMENT TO

                          ARTICLES OF INCORPORATION OF

                              I-INCUBATOR.COM, INC.

         Pursuant to the provisions of Section 607.1006, Florida Statutes, the undersigned corporation, I-incubator.com, Inc. (P97000041940) (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation.

Article I. Amendment
--------------------

The Articles of Incorporation of the Corporation are amended as follows:

Amendment I - Capital Stock

         The maximum number of shares of stock that this corporation shall be authorized to have outstanding at any time shall be two billion (2,000,000,000) shares of Common Stock at a par value of $.001 per share upon which there are no preemptive rights. The Common Stock shall be paid for at such time as the Board of Directors may designate, in cash, real property, personal property, services, patents, leases, or any other valuable thing or right for the uses and purposes of the corporation, and shares of capital, which issued in exchange thereof shall thereupon and thereby become and be paid in full, the same as though paid in cash at par, and shall be non assessable forever, the judgment of the Board of Directors as to the value of the property, right or thing acquired in exchange for capital stock shall be conclusive.

         In addition, the Corporation shall have the authority to issue ten million (10,000,000) shares of Preferred Stock at a par value of $.0001 per share. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

Article II. Date Amendment Adopted
----------------------------------

         The amendment set forth in these Articles of Amendment was adopted on February 22, 2002.

Article III. Shareholder Approval of Amendment
----------------------------------------------

         The amendment set forth in these Articles of Amendment was proposed by the Corporation's Board of Directors and approved by the shareholders by a vote sufficient for approval of the amendment.

The undersigned executed this document on the date shown below.

By: /s/ Jamee Kalimi
--------------------------------

Name:  Jamee Kalimi
Title: President/Director
Date: